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                                  EXHIBIT 21.1


                              SUBSIDIARIES OF ACL

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Names of Subsidiaries                                Jurisdiction of Organization
---------------------                                ----------------------------
ACBL de Venezuela, C.A.                                      Venezuela
ACBL do Brasil Holdings, S.A.                                Uruguay
ACBL Dominicana S.A.                                         Dominican
ACBL Hidrovias, Ltd.                                         Bermuda
ACBL Liquid Sales LLC                                        Delaware
ACBL Riverside Terminals C.A.                                Venezuela
ACBL Venezuela, Ltd.                                         Bermuda
ACL Capital Corp.                                            Delaware
Amazonas Holdings, S.A.                                      Uruguay
American Commercial Barge Line LLC                           Delaware
American Commercial Lines Funding Corporation                Delaware
American Commercial Lines International LLC                  Delaware
American Commercial Logistics LLC                            Delaware
American Commercial Terminals LLC                            Delaware
American Commercial Terminals - Memphis LLC                  Delaware
Houston Fleet LLC                                            Delaware
Jeffboat LLC                                                 Delaware
Lemont Harbor & Fleeting Services LLC                        Delaware
Louisiana Dock Company LLC                                   Delaware
Orinoco TASA LLC                                             Delaware
Orinoco TASV LLC                                             Delaware
River Terminal Properties, L.P.                              Tennessee
Rylend, S.A.                                                 Uruguay
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